Exhibit 99.4

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                                    Appendix

   -  Exelon Generation

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                      A Flexible and Diversified Portfolio

-  Generation Portfolio Profile (estimated):

   -  Fuel mix: 35% nuclear, 19% coal, 3% hydro, and 43% gas/oil
   - Geographic mix: 55% in MAIN, 24% in MAAC, and the balance in 6 different regions
   -  Dispatch mix: 65% base-load, 16% intermediate and 19% peaking


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                     Recent and Planned Portfolio Additions

-  Nuclear power uprates
   -  Completed on nine units for about 700 MWs
   -  Scheduled for three units for about 275 MWs
-  License renewal work underway
   -  Peach Bottom 2&3, Dresden 2&3, Quad Cities 1&2
-  Texas plant acquisitions
   -  LaPorte cogeneration plant - 160 MWs
   -  Mountain Creek and Handley acquired from TXU in April 2002
      -  2,334 MWs, ten units, gas-oil-fired
      -  Tolling agreement with TXU - May to Sept. through 2006
-  Southeast Chicago project (Calumet)
   -  Eight combustion turbine units - 350 MWs
   -  On-line in summer 2002


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                           Portfolio Additions - Sithe

-  Exelon acquired 49.9% interest in Sithe North America in December 2000
   -  3,371 MWs in operation, predominately in New York and Massachusetts
-  Three Boston-area units (2,421 MWs) under construction
   -  Completion expected in late 2002/early 2003
-  Sites available for development
-  Put/call option for remaining 50.1% interest begins December 18, 2002
   -  Option agreement provides for fair market value adjustment
   -  Exelon is preparing for efficient transition


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                      Exelon Is a Premier Nuclear Operator

Major Nuclear Fleet Capacity Factor

[This slide shows a vertical bar chart depicting the 2-year average nuclear capacity factor for 2000-2001 for Exelon, FP&L, TVA, Southern, Progress, Dominion, Duke, Contellation, First Energy, Entergy, Nuclear Management Company
(NMC). The data points are as follows:]


Exelon                 93.3
FP&L                   92.6
TVA                    91.4
Southern               90.6
Progress               90.4
Dominion               89.5
Duke                   88.7
Constellation          88.1
First Energy           87.2
Entergy                87.1
NMC                    80.3